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                                                                    EXHIBIT 4.13


                          DIRECTOR NOMINATION AGREEMENT

         THIS DIRECTOR NOMINATION AGREEMENT (this "Agreement") is made and entered into as of April 1, 2002, by and among Symbion, Inc., a Tennessee corporation (the "Company"), on the one hand, and J.H. Whitney III, L.P., a Delaware limited partnership ("JHW III"), J.H. Whitney IV, L.P., a Delaware limited partnership ("JHW IV"), and Whitney Strategic Partners III, L.P., a Delaware limited partnership ("WSP" and together with JHW III and JHW IV, the "Whitney Shareholders"), on the other hand.

                                    RECITALS:

         WHEREAS, the Company, Symbion Acquisition Sub, Inc., a Delaware corporation ("Symbion Sub"), and Physicians Surgical Care, Inc., a Delaware corporation ("PSC"), are parties to that certain Agreement and Plan of Merger, dated as of March 7, 2002 (the "Merger Agreement"), which provides, among other things, for Symbion Sub to merge with and into PSC and for PSC to become a wholly owned subsidiary of the Company (the "Merger");

         WHEREAS, it is a condition to PSC's obligations under the Merger Agreement that the Company provide the Whitney Shareholders with the right to designate directors to the Board of Directors of the Company in the manner set forth herein; and

         WHEREAS, as a condition to the willingness of PSC to enter into the Merger Agreement, PSC has required that the Company agree, and in order to induce the Whitney Shareholders to approve the Merger Agreement, the Company has agreed to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements contained herein, the sufficiency of which is hereby acknowledged, the parties hereby agree and consent to the following:

         1. Right of Whitney to Designate Board Members. Commencing on the date hereof and continuing until the Termination Date (as hereinafter defined), the Company (or its Board of Directors or a committee thereof) shall nominate and recommend to its shareholders, and use its best efforts to elect, all of the Company's candidates for the Board of Directors of the Company (the "Board of Directors") at each annual meeting of the shareholders of the Company, or at any meeting of the shareholders, at which members of the Board of Directors are to be elected, and at every adjournment or postponement thereof, which such candidates for the Board of Directors shall include two (2) individuals designated by the Whitney Shareholders, acting through Whitney & Co. ("Whitney") or its written designee (each a "Whitney Director" and collectively, the "Whitney Directors"); provided, that at any such election, the Company shall have no such obligation if there are already two (2) Whitney Directors on the Board of Directors whose terms do not expire at such annual or other shareholders' meeting; provided, further, that upon any mandatory conversion of the Series A Convertible Preferred Stock, par value $.01 per share, of the Company ("Series A Preferred Stock") and the Series B Convertible Preferred Stock, par value $.01 per share, of the Company ("Series B Preferred Stock") pursuant to Section 7(B)(5)(b) of the Amended and Restated Charter of the Company as filed with the Secretary of State of the State of Tennessee on April 1, 2002 (the "Charter") and the payment of the




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Series A Redemption Payment and the Series B Redemption Payment (each as defined in the Charter), the number of directors to be designated by the Whitney Shareholders pursuant to this section shall be decreased from two (2) individuals to one (1) individual; provided, further, that any designee not employed by Whitney shall be subject to the Company's prior approval.

        2. Vacancy. If at any time during the term of this Agreement, a vacancy is created on the Board of Directors by reason of incapacity, death, removal or resignation of a Whitney Director, then the Whitney Shareholders, acting through Whitney, shall designate an individual whom the Company shall cause to be elected or designated to fill such vacancy.

        3. Resignation of Directors. If requested by the Company, each Whitney Director will resign from the Board of Directors if the Company is no longer required to provide a Board seat for such designee pursuant to the terms hereof. The Company's obligation to nominate and recommend each Whitney Director is conditioned upon each director's execution and delivery to the Company of a written agreement to be bound by the terms of this Section 3.

        4. Termination. This Agreement shall terminate (the "Termination Date") in its entirety upon the later to occur of (i) the second anniversary of the effective time of the Merger or (ii) the first anniversary of the closing of an initial public offering (the "IPO") pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of the common stock of the Company and providing for the payment of the Series A Redemption Payment and the Series B Redemption Payment to the holders of the Series A Preferred Stock of the Company and the Series B Preferred Stock of the Company respectively (as provided in the Charter); provided, however, that if on the first anniversary of the IPO, the Whitney Shareholders or any of their affiliates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) beneficially own in the aggregate shares of common stock or other securities of the Company convertible into or exchangeable for shares of voting capital stock of the Company that represent (after giving effect to any adjustments assuming the conversion or exchange of any such securities) at least 10% of the total number of shares of common stock outstanding as of such first anniversary date, the term of this Agreement shall automatically extend and it shall terminate upon the second anniversary of the IPO.

        5. Miscellaneous.

                (a) Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.


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                (B) GOVERNING LAW. THIS AGREEMENT, AND THE RIGHTS OF THE PARTIES
        HERETO, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS
        OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

                (c) Amendment. This Agreement may be amended and any term hereof may be waived only by an instrument in writing signed by (i) the Company and (ii) each of the Whitney Shareholders.

                (d) Severability. If any term or other provision of this Agreement is held to be invalid or illegal or otherwise incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                (e) Waivers. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

                (f) Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party shall be entitled to all costs and expenses of maintaining such suit or action, including reasonable attorneys' fees.

                (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

                (h) Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties hereto with respect to the matters set forth herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. This Agreement shall not be assigned by operation of law or otherwise.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

SYMBION, INC.

By:  /s/ Richard E. Francis, Jr.
    ----------------------------------------
Name:   Richard E. Francis, Jr.
       -------------------------------------
Title:   President and CEO
        ------------------------------------

WHITNEY SHAREHOLDERS:

J.H. WHITNEY III, L.P.

By:      J.H. Whitney Equity Partners III, L.L.C.,
         its General Partner


         By:   /s/ Daniel J. O'Brien
              ---------------------------------------
                  Name:   Daniel J. O'Brien
                         ----------------------------
                  Title:   Managing Partner
                          ---------------------------


J.H. WHITNEY IV, L.P.

By:      J.H. Whitney Equity Partners IV, L.L.C.,
         its General Partner


         By:  /s/ Daniel J. O'Brien
             ----------------------------------------
                  Name:   Daniel J. O'Brien
                         ----------------------------
                  Title:   Managing Partner
                          ---------------------------


WHITNEY STRATEGIC PARTNERS III, L.P.

By:      J. H. Whitney Equity Partners III, L.L.C.,
         its General Partner

         By:   /s/ Daniel J. O'Brien
              ---------------------------------------
                  Name:  Daniel J. O'Brien
                        -----------------------------
                  Title:  Managing Partner
                         ----------------------------



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